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                                                                 EXHIBIT 14(b)


                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement and Prospectus (the Proxy/Prospectus) and the Statement of Additional Information
(SAI) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of our reports dated December 17, 1996 and June 18, 1997, relating to the financial statements and financial highlights appearing in the October 31, 1996 and April 30, 1997 Annual and Semi-Annual Reports, respectively, to Shareholders of Latin America Dollar Income Fund, Inc.

We further consent to the reference to us under the heading "Financial Highlights" in the Proxy/Prospectus.

Price Waterhouse LLP
Boston, Massachusetts
August 12, 1997